Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179811, 333-182362, 333-183923, 333-189793 and 333-197439) of Bazaarvoice, Inc of our report dated June 25, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

June 25, 2015